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                                                                   EXHIBIT 10.11


                            SECURED PROMISSORY NOTE
                            -----------------------


U.S.$________                                                   __________, 199_


     FOR VALUE RECEIVED, the undersigned, _________________ ("Maker"), promises to pay to the order of WILLBROS _________, a ________ corporation ("Payee"), at the principal office of Payee or at such other place as Payee may designate in writing to Maker, the principal sum of ______________________ and ____/100ths U.S. Dollars (U.S. $__________________), without interest.

     The principal amount of this Note shall be paid in three (3) equal installments of ________________________________________ and ___/100ths U.S.
Dollars each which are due on ________, ____, ________, ____, and ________,
____, respectively, and are payable on or before ________, ____, ________, ____, and ________, ____, respectively.

     Notwithstanding the foregoing payment schedule, upon the termination of Maker's employment or service with Payee and its affiliates for any reason whatsoever (at Payee's option, in the case of termination because of retirement or disability, or automatically, in the case of termination for any other reason) the entire unpaid principal balance shall become due and payable on the earlier of (a) the date on which Maker's shares of stock in Willbros Group, Inc. ("Willbros") are sold to Willbros under paragraph 9 of that certain Stock Option Agreement dated _____, 199_, among Maker, Payee and Willbros (the "Stock Option Agreement"); or (b) the next succeeding March 31 following termination.

     If this Note or any installment of principal hereunder is not paid when due, then Payee may, at its option, declare this Note immediately due and payable in full. If Maker should make an assignment for the benefit of creditors, or institute or have instituted against him or her any insolvency or bankruptcy proceedings, this Note shall become immediately due and payable, without any action on the part of the holder.

     Maker hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for hereunder. If a default occurs hereunder or if this Note or any portion of the principal hereof is not paid when due, and this Note is placed in the hands of an attorney for collection, and/or suit is filed hereon, and as often as any of such events occur, Maker agrees to pay, in addition to the unpaid principal, all reasonable collection costs, including without limitation the holder's reasonable attorneys' fees and expenses incurred in connection with such collection activities and/or suit.

     In order to secure Maker's obligations hereunder, the undersigned hereby pledges and grants to Payee a security interest in and to (a) _____________ (_______) shares of
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common stock of Willbros, represented by stock certificate number _____, and
_____________ (_______) shares of convertible, preferred stock of Willbros, represented by stock certificate number _____ (collectively, the "Pledged Shares"), physical possession of which has been heretofore delivered to Payee, irrevocably authorizing Payee to arrange for the transfer of the Pledged Shares on the books of Willbros, in the name and for the benefit of Payee upon the occurrence and continuation of any event of default by Maker in accordance with the terms of this Note; and (b) all proceeds from the sale, exchange or disposition of the Pledged Shares. This pledge of the Pledged Shares shall remain in effect until, and shall automatically terminate without any action on the part of any person upon, the discharge of all of Maker's obligation to pay money hereunder.

     Prior to any foreclosure against the Pledged Shares pursuant to this Note, Maker shall be entitled to exercise all rights and incidents of ownership with respect to the Pledged Shares, including without limitation, the right to:

     (a)  Vote the Pledged Shares in Maker's sole discretion;

            (b) Receive all dividends payable with respect to the Pledged Shares; provided, however, that all stock issuable upon any
                    --------  -------
            dividend, split, revision or reclassification on or of the Pledged Shares, or any part thereof or as shall be received in exchange for the Pledged Shares as a result of a merger, consolidation or other corporate reorganization, shall be transferred directly to Payee and held by Payee as additional collateral under the terms of this Note; and

            (c) Exercise all other rights afforded a stockholder of Willbros under applicable law.

     Upon the occurrence of any default in any payment of principal hereunder or in the event this Note is accelerated as a result of any dissolution, assignment, insolvency or bankruptcy of Maker, Payee shall be entitled to exercise all rights of foreclosure upon the Pledged Shares (and the proceeds therefrom) under applicable law and equity. Such powers shall include, without limitation, the full power and authority of Payee, to the extent not prohibited by applicable law, to transfer to Payee or its assignee the Pledged Shares without foreclosure, auction or sale and thereafter exercise all the rights incident to ownership of the Pledged Shares as referred to in subparagraphs (a),
(b) and (c) in the preceding paragraph. In the event of such transfer, Payee shall credit against amounts owed by Maker hereunder, with respect to the Pledged Shares, an amount equal to the lower of (i) U.S.$______ per share or
(ii) 100% of the per share book value of Willbros common stock on the last December 31 prior to the occurrence of the default, less Distributions, if any,
                                                    ----
since such last December 31 and the amount of reasonable attorney fees and other costs incurred by Payee in transferring the Pledged Shares.

     It is further agreed that, upon any transfer of this Note, the holder may deliver the Pledged Shares or any part thereof to the transferee, who shall thereupon become vested
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with all the powers and rights hereinabove given to Payee in respect of this
Note and the Pledged Shares.

     Maker hereby represents and warrants to Payee as follows: (a) Maker has good and marketable title to the Pledged Shares, free and clear of any and all liens, claims and encumbrances (except the pledge and security interest granted herein and as may be set forth in the Stock Option Agreement; (b) Maker has full right and authority to execute, deliver and perform Maker's obligations under this Note and to pledge and grant a security interest in the Pledged Shares hereunder; and (c) this Note is binding and enforceable against Maker in accordance with its terms.

     The outstanding principal balance of this Note may be prepaid in whole or in part on any regular principal payment date without penalty or premium whatsoever.

     In the event that any clause or provision of this Note is determined to be invalid or unenforceable for any reason, this Note shall continue to be enforceable to the maximum extent permitted by applicable law; and in particular, if any remedy is determined to be in excess of that permitted by applicable law, the excessive remedy shall be reduced to the maximum enforceable level and, as so reduced and modified, this Note shall be enforced to the maximum extent permitted by applicable law.


                                    "Maker"




                                        Name: